================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             -----------------------



                                    FORM 8-K




                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report:  June 4, 2004
                        ---------------------------------
                        (Date of earliest event reported)





                               GMX RESOURCES INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                         (Commission File No. 000-32325)





                OKLAHOMA                                       73-1534474
      ----------------------------                          ----------------
      (State or other jurisdiction                          (I.R.S. Employer
            of incorporation)                              Identification No.)



            ONE BENHAM PLACE
     9400 NORTH BROADWAY, SUITE 600
         OKLAHOMA CITY, OKLAHOMA                                  73114
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:          (405) 600-0711




================================================================================

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 9, 2004, GMX RESOURCES INC. (the "Company") made available on its web site at www.gmxresources.com and distributed to certain potential investors a presentation (the "Presentation") providing certain information about the Company and its business plans. A copy of the Presentation was included as an exhibit to the Form 8-K filed by the Company on April 9, 2004. The Presentation contained certain forecasts by the Company of its production, revenues and other results of operations for the fiscal year ending December 31, 2004. As noted in the Presentation, these forecasts were dependent on the Company's ability to obtain external financing and services and certain other expectations.

         The forecasted results of operations included in the Presentation were reasonable at the time of the Presentation. However, since the Presentation, the Company has commenced discussions with its industry partner regarding possible acceleration of the joint development of the Company's East Texas Properties. In addition, the Company continues to search for available financing sources to fund its development activities. Based on these and other factors, management has concluded that any forecast of projected production, revenues and other results of operations is too speculative at this time and should not be relied upon. The Company has updated its web site to remove such forecasts.

         The Company may resume the projection of certain results of its operations at such time as management concludes that it is reasonable to do so.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                GMX RESOURCES INC.



Date:    June 4, 2004                           By:  /s/  Ken L. Kenworthy, Sr.
       ----------------                              --------------------------
                                                     Ken L. Kenworthy, Sr.,
                                                     Chief Financial Officer







                                        2